Exhibit 99.1

Silence Therapeutics Highlights Recent Business Achievements and Reports First Quarter 2026 Financial Results

Phase 2 SANRECO trial of divesiran, a first-in-class siRNA for polycythemia vera (PV), on-track for topline results in August 2026

7 May 2026

LONDON, Silence Therapeutics plc, Nasdaq: SLN (“Silence” or “the Company”), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported its financial results for the first quarter ended March 31, 2026, and provided an update on recent business achievements.

“The Silence team continues to advance research supporting the broad potential of our mRNAi GOLD™ platform, and we remain well positioned as we approach a significant company milestone,” said Iain Ross, Chairman and Interim Principal Executive Officer at Silence. “With Phase 2 topline results in PV expected this August, our team remains focused on progressing divesiran and delivering long‑term value for patients and shareholders.”

Business Highlights

Divesiran: First-in-class siRNA for PV

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SANRECO Phase 1 study abstract accepted for poster presentation at the European Hematology Association (EHA) 2026 Annual Congress taking place June 11-14, 2026.
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Divesiran, A Novel GalNac Conjugated SiRNA, Reduces Phlebotomies, Improves Iron Stores and Symptoms in Polycythemia Vera Patients in SANRECO Phase 1 Study

Abstract #PF886, Poster Session 1 on Friday, June 12 (6:45-7:45 p.m. EST)

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SANRECO Phase 2 double-blind, placebo-controlled study evaluating divesiran 6 mg (Q6W and Q12W dosing intervals) in 48 phlebotomy-dependent PV patients is ongoing with topline results on-track for August 2026.

SLN312 (AZD1705): Phase 1 siRNA with a competitive profile for dyslipidemia

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Phase 1 study abstract accepted for late-breaking oral presentation at the European Atherosclerosis Society (EAS) Congress taking place May 24-27, 2026.
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Liver-Targeted ANGPTL3 Silencing with AZD1705 Lowers Atherogenic Lipoproteins: Preclinical Validation and Phase 1 Results

Abstract #1610, Late Breaker Clinical Abstracts Session on Tuesday, May 26 (3:45–5:15pm EST)

First Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments were $70.1 million as of March 31, 2026. This includes cash and cash equivalents of $5.7 million and short-term investments of $64.4 million.
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Collaboration Revenue: Collaboration revenue recognized under our agreement with AstraZeneca was $0.4 million for the three months ended March 31, 2026, compared to $0.1 million for the three months ended March 31, 2025.
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R&D Expenses: Research and development (R&D) expenses were $9.1 million for the three months ended March 31, 2026, compared to $20.8 million for the three months ended March 31, 2025. The decrease is largely due to the zerlasiran Phase 3 readiness being completed in 2025.

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G&A Expenses: General and administrative (G&A) expenses were $7.0 million for the three months ended March 31, 2026, compared to $7.7 million for the three months ended March 31, 2025.
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Net Loss: Net loss was $15.0 million, or $0.11 basic and diluted net loss per share for the three months ended March 31, 2026, compared to a net loss of $28.5 million, or $0.20 basic and diluted net loss per share for the three months ended March 31, 2025.
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Total outstanding shares were 141,703,840 ordinary shares (including shares in the form of American Depositary Shares) as of March 31, 2026.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s clinical development activities and timelines; the potential therapeutic benefits of the Company’s product candidates; the anticipated timing of initial topline and future results from the SANRECO Phase 2 trial; the Company’s ability to deliver long-term value; and the Company’s ability to advance additional candidates from its mRNAi GOLD™ platform. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates either on its own or with potential partners; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc Gem Hopkins, VP, IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208

Silence Therapeutics plc

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Current assets
Cash and cash equivalents	$5,657	$11,277
Short-term investments	64,421	73,837
R&D benefit receivable	22,216	22,007
Other current assets	10,558	11,537
Trade receivables	-	-
Total current assets	102,852	118,658
Property, plant and equipment	1,396	1,581
Operating lease right-of-use assets	142	167
Goodwill	10,358	10,621
Other intangible assets	248	288
Other long-term assets	127	127
Total assets	$115,123	$131,442

Current liabilities
Contract liabilities	$-	$(168)
Trade and other payables	(10,367)	(13,356)
Operating lease liabilities, current	(93)	(89)
Total current liabilities	(10,460)	(13,613)
Contract liabilities	(55,218)	(55,454)
Operating lease liabilities	(43)	(71)
Total liabilities	$(65,721)	$(69,138)
Commitments and contingencies (Note 11)

Shareholders’ equity
Ordinary shares - par value £0.05 per share; 141,703,840 shares issued at March 31, 2026 (December 31, 2025: 141,701,848)	(10,290)	(10,290)
Additional paid-in capital	(620,006)	(617,562)
Accumulated deficit	577,526	562,572
Accumulated other comprehensive loss	3,368	2,976
Total shareholders' equity	(49,402)	(62,304)

Total liabilities and shareholders' equity	$(115,123)	$(131,442)

Silence Therapeutics plc

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
Revenue	$422	$142
Cost of sales	(11)	(54)
Gross profit	411	88
Research and development costs	(9,122)	(20,813)
General and administrative expenses	(7,026)	(7,684)
Operating loss	(15,737)	(28,409)
Foreign currency gain/(loss), net	(482)	(3,769)
Other income, net	571	969
Benefit from R&D credit	691	2,679
Loss before income tax expense	(14,957)	(28,530)
Income tax expense	-	-
Net Loss	$(14,957)	$(28,530)
Loss per share (basic and diluted)	$(0.11)	$(0.20)
Weighted average shares outstanding (basic and diluted)	141,702,578	141,678,734